UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2005
(Date of earliest event reported)

CELLCO PARTNERSHIP
 (Exact name of registrant as specified in its charter)

Delaware	333-92214	22-3372889
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
organization)

180 Washington Valley Road
Bedminster, NJ		07921
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (908) 306-7000

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Roger Gurnani Appointed to New Position

Effective as of October 1, 2005, Cellco Partnership d/b/a/ Verizon Wireless (the “Company”) has appointed Roger Gurnani, a named executive officer and the Company’s Vice President – Chief Information Officer, to the position of Area President – West. In connection with this appointment, the Company has entered into a new retention agreement (the “Gurnani Retention Agreement”) with Mr. Gurnani. The Gurnani Retention Agreement is filed with this report as Exhibit 10.1 and its contents are incorporated by reference into this Item 1.01.

In his new position, Mr. Gurnani’s annual base salary will be $450,000. He will continue to participate in the same benefit programs, including the short- and long-term incentive programs, that he participated in as Chief Information Officer. In addition, pursuant to the Gurnani Retention Agreement, Mr. Gurnani will be entitled to a retention bonus of $150,000, which will be paid in three annual installments of $50,000 each, as more fully described in the Retention Agreement attached to this report as Exhibit 10.1. In connection with the relocation to California that his new position entails, Mr. Gurnani will be eligible for relocation and housing assistance under the Company’s relocation program.

The Company has not yet announced a successor to Mr. Gurnani as Vice President – Chief Information Officer.

EXHIBITS

     10.1 Retention Agreement dated as of September 23, 2005 between the Company and Roger Gurnani

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date:	September 23, 2005	By:	/s/ Steven E. Zipperstein

			Name:	Steven E. Zipperstein
			Title:	Vice President – Legal & External Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retention Agreement dated as of September 23, 2005 between the Company and Roger Gurnani